UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2016

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

375 Greenwich Street, Suite 516
New York, New York 10013
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Approval of Name Change

On October 6, 2016, YOU On Demand Holdings, Inc. (the “Company”) received the written consent of the shareholders holding a majority of the voting power of the Company approving an amendment of the Articles of Incorporation of the Company to change the Company name from YOU On Demand Holdings, Inc., to “Wecast Network, Inc.” (the “Name Change”). Other than the Name Change, no material amendments were approved to the Company’s Articles of Incorporation.

The Name Change was approved by a total of 31,645,366 of the outstanding votes entitled to vote on the matter, representing 56.33% of the votes of the Company’s issued and outstanding voting shares. The Name Change is expected to become effective approximately 20 calendar days after the Company has filed a final definitive Schedule 14C Information Statement with the United States Securities and Exchange Commission regarding the Name Change and mailed that Information Statement to the Company’s shareholders.

The Name Change was also separately approved by written consent of the holders of a majority of the Company’s outstanding shares of Series E Preferred Stock, as permitted by the Company’s Bylaws and Nevada law. The Series E Preferred Stock is not registered pursuant to Section 12(b) or 12(g) of the Securities Act of 1933, as amended. No proxy soliciting material was utilized in connection with the approval by written consent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

Date: October 12 , 2016	By: /s/ Mingcheng Tao
Mingcheng Tao
Chief Executive Officer